EXHIBIT 31.2

CERTIFICATION OF PINCIPAL FINANCIAL OFFICER

I, Daniel D. Reichel, certify that:

1.                  I have reviewed this annual report on Form 10-K of PRB Energy, Inc.;

2.                  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.                  The registrant’s other certifying officer and I:

a.                 Are responsible for establishing and maintaining disclosure controls and procedures (a newly-defined term reflecting the concept of controls and procedures related to disclosure embodied in Section 302(a)(4) of the Act) for the registrant;

b.                Designed such disclosure controls and procedures to ensure that material information is made known to them, particularly during the period in which this report is being prepared;

b.                Evaluated the effectiveness of the registrant’s disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c.                 Presented in the report their conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation as of that date;

5.                  The registrant’s other certifying officer and I have disclosed, to the registrant’s auditors and the Audit Committee of the registrant’s Board of Directors (or persons performing the equivalent functions):

a.                 All significant deficiencies in the design or operation of internal control which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b.                Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting;

6.                  The registrant’s other certifying officer and I have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 29, 2007

/s/ Daniel D. Reichel
Daniel D Reichel
Vice President—Finance (Principal Financial Officer)